SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2003

HEMAGEN DIAGNOSTICS, INC. (Exact name of registrant as specified in its charter)

Delaware	1-11700	04-2869857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9033 Red Branch Road, Columbia, Maryland	21045
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code	(410) 740-3198

(Former name or former address, if changed since last report.)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

                99.1    Press release dated May 14, 2003, announcing results for the quarter ended March 31, 2003.*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.   Regulation FD Disclosure (Information Furnished Under Item 12 – Results of Operations and Financial Condition.)

The information contained in this Item 9 is provided pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition,” as contemplated by SEC Release Nos. 33-8176 and 33-8216.

On May 14, 2003, the Registrant issued a press release announcing its financial results for the quarter ended March 31, 2003, a copy of which is attached hereto as Exhibit 99.1

The attached press release contains a non-GAAP financial measure. To supplement Hemagen’s consolidated financial statements presented in accordance with GAAP, management uses the non-GAAP measure of net loss before non-cash charges of depreciation, amortization and non-cash interest. This non-GAAP adjustment is provided to enhance the user’s overall understanding of Hemagen’s current financial performance and prospects for the future. Specifically, management believes the non-GAAP financial measure provides useful information to both management and investors by excluding certain non-cash charges that are not indicative of Hemagen’s core operating results or cash utilization rate. In addition, since Hemagen has historically reported non-GAAP results to the investment community, management believes the inclusion of this non-GAAP financial measure provides consistency in Hemagen’s financial reporting. Further, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2003	HEMAGEN DIAGNOSTICS, INC. By: /s/Deborah F. Ricci Deborah F. Ricci Chief Financial Officer (Principal Accounting Officer)

FORM 8-K

INDEX TO EXHIBITS

Index Number	Exhibit Description
99.1	Press release dated May 14, 2003 announcing results for the quarter ended March 31, 2003.*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.